Exhibit 5.1

Our ref: RZB.673333/3

China Information Technology, Inc.
Kingston Chambers
PO Box 173
Road Town
Tortola
British Virgin Islands

4 August 2014

Dear Sirs

China Information Technology, Inc.

We have acted as counsel as to British Virgin Islands law to China Information Technology, Inc. (the "Company") in connection with the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission, relating to the registration of: (1) up to 639,740 ordinary shares, par value US $0.01 per share of the Company (the "Unissued Shares") that may be awarded under the Company’s 2013 Equity Incentive Plan (the "Plan"); and (2) the resale of up to 4,360,260 ordinary shares, par value US $0.01 per share of the Company issued pursuant to the Plan which shares are more particularly described in the Schedule hereto (the "Issued Shares").

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1

The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 1 August 2014, including the Company's Certificate of Incorporation and its Memorandum and Articles of Association as registered on 18 June 2012 (the "Memorandum and Articles").

1.2	The records of proceedings on file with and available for inspection on 1 August 2014 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3	The:

(a)	written resolutions of:

(i)	the board of directors of the Company dated 11 September 2013;

(ii)	the compensation committee of the board of directors of the Company dated 26 September 2013;

(iii)	the compensation committee of the board of directors of the Company dated 14 April 2014; and

(iv)	the board of directors of the Company dated 29 July 2014; and

(b)	minutes of the annual meeting of the members of the Company held on 20 December 2013,

(together, the "Resolutions").

1.4	The Plan.

1.5

A Certificate of Incumbency (the "Registered Agent's Certificate") dated 1 August 2014, issued by Maples Corporate Services (BV) Limited, the Company's registered agent exhibiting a copy of the register of members (the "Register of Members") of the Company as provided to the Company's registered agent by Island Stock Transfer.

1.6	A Certificate of Good Standing dated 28 July 2014 in respect of the Company issued by the Registrar of Corporate Affairs in the British Virgin Islands.

1.7	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. In giving the following opinions we have relied (without further verification) upon the completeness and accuracy of the Registered Agent's Certificate and the Resolutions. We have also relied upon the following assumptions, which we have not independently verified:

2.1	The Memorandum and Articles remain in full force and effect and are unamended.

2.2

The directors of the Company at the date of the (a) resolutions of the board of directors of the Company dated 11 September 2013; (b) resolutions of the board of directors of the Company dated 29 July 2014 were the persons named therein respectively as the directors.

2.3

The members of the compensation committee of the board of directors of the Company at the date of the (a) written resolutions of the compensation committee of the board of directors of the Company dated 26 September 2014; and (b) written resolutions of the compensation committee of the board of directors of the Company dated 14 April 2014 were the persons respectively named therein as the members of the compensation committee of the board of directors of the Company.

2.4

Each director disclosed his interest (if any), in the manner prescribed in the Memorandum and Articles prior to passing any of the Resolutions adopted by the board of directors of the Company or the compensation committee of the Board of directors of the Company.

2.5

The minutes of the meeting of the members of the Company held on 20 December 2013 are a true and correct record of the proceedings of the meeting, which was duly convened and held, and at which a quorum was present throughout.

2.6	The members of the Company have not restricted or limited the powers of the directors of the Company in any way.

2.7

The minute book and corporate records of the Company as maintained at its registered office in the British Virgin Islands and on which the Registered Agent's Certificate were prepared are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the Members and directors (or any committee thereof) (duly convened in accordance with the Memorandum and Articles) and all resolutions passed at the meetings, or passed by written resolution or consent, as the case may be.

2.8	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.9

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.10	All signatures, initials and seals are genuine.

2.11

All future resolutions of the Administrator (as defined in the Plan) approving an award or issue of the Unissued Shares pursuant to the terms of the Plan will be effected, held and conducted in accordance with the Memorandum and Articles of Association of the Company.

2.12	The Resolutions remain in full force and effect and have not been revoked or varied.

2.13

That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.14

The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under the Plan.

2.15

There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below. We have not made any investigation of the laws, rules or regulations of any jurisdiction other than the laws of the British Virgin Islands.

2.16	That the Company is not conducting a "regulated activity" under a "financial services enactment" (as defined under the Regulatory Code, 2009 (as amended)).

2.17	That neither the Company nor any of its subsidiaries (if any) has an interest in any land in the British Virgin Islands.

2.18

The Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors and/or members of the Company taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

2.19	The subscription monies in respect of the Issued Shares have been paid in full to the Company.

2.20	The completeness and accuracy of the Register of Members.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act, 2004 (as amended), is in good standing at the Registry of Corporate Affairs, is validly existing under the laws of the British Virgin Islands and possesses the capacity to sue and be sued in its own name.

3.2	The Company is currently authorised to issue 100,000,000 ordinary shares of one class each such share having a par value of US$0.01.

3.3

Based solely on our review of the Register of Members, the Issued Shares have been legally issued, and are fully paid and non-assessable (meaning that there is no further obligation on the holder of any of the Issued Shares to make any further payment to the Company or its creditors in respect of an assessment or call on such Issued Shares).

3.4

The Unissued Shares to be issued pursuant to the Registration Statement have been duly authorised for issue and, when issued and allotted in accordance with the Company's memorandum and articles of association and as contemplated in the Registration Statement and the Plan, assuming the subscription monies in respect of such Unissued Shares (being at least the aggregate par value of such Unissued Shares) have been paid in full to the Company in payment for the subscription price of the Unissued Shares, the Unissued Shares will be validly issued, allotted, fully paid and non-assessable (meaning that there will be no further obligation on the holder of any of the Unissued Shares to make any further payment to the Company or its creditors in respect of an assessment or call on such Unissued Shares).

3.5	The Unissued Shares will be deemed to be issued when the name of the registered holder(s) is entered in the register of members of the Company as the registered holder(s) of the Unissued Shares.

The opinions expressed above are subject to the following qualification: Under section 42 of the Act, the entry of the name of a person in the Register of Members as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person. A third party interest in the shares in question would not appear. An entry in the Register of Members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references made to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933 or the rules and regulations promulgated thereunder.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters or documents not referred to herein or any circumstance, fact or event that occurs after the date of this legal opinion that may alter, affect or modify the opinions expressed herein.

This opinion letter is addressed to and for the benefit solely of the addressee.

Yours faithfully

/s/ Maples and Calder

Schedule

Name of Selling Shareholder	Number of Issued Shares	Date on which Selling Shareholder was entered on the Register of Members of the Company as the holder of the applicable Issued Shares
Jiang Huai Lin	1,060,000	15 November 2013
Jiang Huai Lin	111,742	30 April 2014
Zhi Qiang Zhao	80,000	15 November 2013
Zhi Qiang Zhao	23,167	30 April 2014
Guang Yuan Zong	150,000	15 November 2013
Zhi Yao Yu	150,000	15 November 2013
Zhi Shan Liang	80,000	15 November 2013
Jun Ping Sun	120,000	15 November 2013
Jun Ping Sun	480,000	30 April 2014
Chen Chen Hu	10,000	15 November 2013
Chen Chen Hu	100,000	30 April 2014
Zhi Xiong Huang	40,000	15 November 2013
Zhi Xiong Huang	172,142	30 April 2014
Dai Jia Tang	20,000	15 November 2013
Dai Jia Tang	2,000	30 April 2014
Yanlong Li	5,000	30 April 2014
Gang Shen	5,000	30 April 2014
Lijun Zhai	10,000	30 April 2014
Wendun Shi	8,000	30 April 2014
Fan Yang	10,000	30 April 2014
Gang Wang	50,000	30 April 2014
Hongqiang Han	12,000	30 April 2014
Guangzeng Chen	5,000	30 April 2014
Runqun Deng	10,000	30 April 2014
Yu Fen Zhang	80,000	15 November 2013
Qin Yu	5,000	30 April 2014
Yi Fu Liu	80,000	15 November 2013
Yi Fu Liu	78,257	30 April 2014
Aihong Song	30,433	30 April 2014
Jinsen Huang	19,999	30 April 2014
Jianfeng Chen	21,738	30 April 2014
Qi An Chen	4,348	30 April 2014
Xianfeng Chen	2,174	30 April 2014
Ming Yao	13,043	30 April 2014
Chengguo Tan	3,478	30 April 2014
Xiaoyan Di	8,695	30 April 2014
Yu Huang	1,739	30 April 2014
Yi Zhu	6,521	30 April 2014

Hui Zhang	3,043	30 April 2014
Chaopeng Cheng	7,000	30 April 2014
Kaikai He	3,043	30 April 2014
Lin Liu	3,478	30 April 2014
Jie Wu	1,739	30 April 2014
Yun Bai	2,174	30 April 2014
Wen Qiu	10,000	30 April 2014
Shengpeng Chen	2,609	30 April 2014
Fang Cheng	3,784	30 April 2014
Long Zhang	4,348	30 April 2014
Yanzhao Fu	1,739	30 April 2014
Fuhua Huang	4,348	30 April 2014
Jiangtao Shen	2,174	30 April 2014
Shuang Yang	6,200	30 April 2014
Yanfeng Wei	3,944	30 April 2014
Jianya Gong	33,840	30 April 2014
Baoping Wang	5,048	30 April, 2014
Cunhu Liang	10,000	30 April 2014
Yutong Zhang	6,039	30 April 2014
Guoliang Wang	1,208	30 April 2014
Aijun Zhao	1,000	30 April 2014
Xuyou Guo	4,026	30 April 2014
Haifeng Ling	10,000	30 April 2014
Hong Yan Liu	30,000	15 November 2013
Chen Zhang	10,000	15 November 2013
Li Qiong Yan	90,000	15 November 2013
Lu Lu Bao	20,000	15 November 2013
Yuan Zheng He	80,000	15 November 2013
Ding Jun Yu	20,000	15 November 2013
Ying Ye	10,000	15 November 2013
Xin Liu	20,000	15 November 2013
Dong Fang Zhao	10,000	15 November 2013
Zhong Po Xiao	5,000	15 November 2013
Bo Cheng Li	20,000	15 November 2013
Jing Huang	20,000	15 November 2013
Zhen Ma	20,000	15 November 2013
Wei Yan	50,000	15 November 2013
Wei Hua Lin	20,000	15 November 2013
Fang Xiong Wan	20,000	15 November 2013
Zhen Fang Si	10,000	15 November 2013
Yu Yan Qin	50,000	15 November 2013
Hui Ling Feng	15,000	15 November 2013
Yu Ting Liu	8,000	15 November 2013
Yong Du	5,000	27 May 2014
Sai Qin Zhang	5,000	15 November 2013
Li Hong Wei	20,000	15 November 2013
Li Fan Fang	60,000	15 November 2013
Zhan Quan Chen	20,000	15 November 2013
Xiao Ren	10,000	15 November 2013

Yu Tao Zhang	10,000	15 November 2013
Min Long	20,000	15 November 2013
Lei Shi	40,000	15 November 2013
Kun Yan Zhong	20,000	15 November 2013
Yin Xia Ge	20,000	15 November 2013
Shi Cong Zhang	10,000	15 November 2013
Yao Dong Long	40,000	15 November , 2013
Long Wen Chen	50,000	15 November 2013
Wei Wang	40,000	15 November 2013
Jia Yang	27,000	15 November 2013
Da Ming Meng	25,000	8 April 2014
Peiming Chen	25,000	8 April 2014
Cai Yun Peng	50,000	15 November 2013
Neng Chen	40,000	15 November 2013
Kai Kai Ning	30,000	15 November 2013
Kai Li	45,000	15 November 2013
Zhe Qin	20,000	15 November 2013